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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following message was circulated to the employees of BEI, from Bill Floyd, Chairman and Chief Executive Officer of BEI, on the morning of Friday, August 19, 2005.
MESSAGE FROM BILL FLOYD:
To All Associates
I want to inform you of the latest development in the sale process of our company. Late last night we received a proposal from the Formation Capital Consortium that offers a higher price than the one in the merger agreement we signed on Tuesday of this week with North American Senior Care (NASC). Under the new offer, the Consortium would pay $12.90 per share in cash on terms and conditions substantially equivalent to, and in certain respects more favorable than, those in our merger agreement with NASC.
You may recall that I had mentioned in our meeting and conference call on Wednesday that receipt of a subsequent “superior offer” was a possibility — even though we had signed a definitive agreement with NASC. In fact, it is not uncommon in auction situations for new proposals to be received, even after a bid has been accepted.
Our Board of Directors — consistent with its responsibility to our stockholders — has concluded that the terms of the Formation Consortium proposal are superior to those in the NASC merger agreement, and we have notified NASC of that. However, I want to emphasize that our agreement with NASC remains in effect and has not been terminated.
Our Board and our financial and legal advisors are working diligently to arrive at a definitive agreement with the Consortium. However, these efforts may not lead to an agreement or to a consummated transaction. I also want to point out that our Board’s action does not prevent North American Senior Care from presenting a counter-proposal, if it chooses to do so, by next Tuesday.
If NASC were to submit a counter-proposal, our Board — under the terms of the agreement with NASC — would take any new offer from NASC into consideration in deciding whether to pursue the merger agreement with NASC or terminate that agreement and pursue a new merger agreement with the Formation Consortium.

I know this latest proposal once again raises concerns about whether our businesses will remain together and whether corporate support services will continue to be provided in Fort Smith. All I can say at this point is that the Formation Consortium offer is NOT conditioned upon either the sale of any businesses or the termination of support services in Fort Smith — and we do not know what the Consortium’s current plans are.
I’ll keep you posted as soon as more information becomes available. As I said on Wednesday, “It ain’t over until it’s over.”
Bill
IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular:
•	statements regarding the consummation of the merger with North American Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained;
•	North American Senior Care, Inc. may terminate its merger agreement with BEI on or before August 23, 2005, if it is unable to complete to its satisfaction certain due diligence related to the valuation of BEI’s real estate;

•	there can be no assurance that BEI will reach agreement with the Formation Capital Consortium or the terms upon which any such agreement may be reached; and
•	if agreement is reached with the Formation Capital Consortium, the consummation of the transaction with the Formation Capital Consortium will be subject to conditions which may not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process, the announcement of the proposed transaction with North American Senior Care and the announcement of the most recent proposal by the Formation Capital Consortium. All of these events may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process, the transaction with North American Senior Care and the most recent proposal by the Formation Capital Consortium. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.